UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2005

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

3100 Sanders Road Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                                          Entry into Material Definitive Agreement

Amended and Restated Service and Expense Agreement

On January 27, 2005, Allstate Life Insurance Company (“ALIC”) signed an Amended and Restated Service and Expense Agreement (“Agreement”) between Allstate Insurance Company (“AIC”), The Allstate Corporation (“Allcorp”) and certain affiliates with an effective date of January 1, 2004 (“Effective Date”).

AIC previously entered into a Service and Expense Agreement dated as of January 1, 1999, with Allcorp and certain of its insurance company affiliates, including ALIC, and another Service and Expense Agreement dated as of January 1, 2000, with certain of its non-insurance affiliates, pursuant to which AIC provides certain services and facilities to its various affiliates (collectively the “Original Agreements”).  The Original Agreements were amended on January 1, 2002, with the establishment of Allstate Investments, LLC, terminating the provision of investment management services by AIC.  Nevertheless, AIC continues to provide a wide range of other services and facilities to its affiliates under the Original Agreements.

The Agreement now consolidates the Original Agreements into one agreement and, in addition, allows for the provision of certain services and facilities by certain affiliates to AIC and to other affiliates from time to time and provides for possible future alternative methods of costing for facilities and services.

The Agreement also provides for the termination without penalties on the Effective Date of certain other service or expense agreements including some agreements between ALIC and its wholly owned subsidiaries, none of which are material definitive agreements or material contracts for ALIC and, consequently, have not been filed as exhibits to quarterly or annual reports on Forms 10-Q or 10-K.

ALIC is a direct, wholly owned subsidiary of AIC, a direct, wholly owned subsidiary of Allcorp.

Item 1.02                                             Termination of Material Definitive Agreements

Information required for Item 1.02 is incorporated by reference to the discussion above in Item 1.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By:	/s/ Mary J. McGinn
	Name:	Mary J. McGinn
	Title:	Vice President and Assistant Secretary

Dated: February 2, 2005